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                                                                     Exhibit 10j

                                 BELL ATLANTIC
                       1985 INCENTIVE STOCK OPTION PLAN

        Restated as of July 1, 1996, to incorporate amendments adopted through June 30, 1996


        Section 1. Purpose. The Bell Atlantic 1985 Incentive Stock Option Plan (the "Plan") is intended to provide key employees of Bell Atlantic Corporation (the "Company") and its subsidiaries an opportunity to acquire common stock of the Company. The Plan is expected to help the Company and its subsidiaries attract, retain, and motivate key employees to work for the success of the Company and its subsidiaries. With the exception of options granted under section 6 of the Plan, options granted under the Plan are intended to be incentive stock options as defined in section 422A(b) of the Internal Revenue of 1986 (the "Code"). Options granted under section 6 of the Plan are intended to be nonqualified stock options.

        Section 2.  Administration.

        (a) Human Resources Committee. The Plan shall be administered by the Human Resources Committee of the Company's Board of Directors (the "Committee"). The Committee may delegate some or all of its administrative responsibility under the Plan to one or more persons.

        (b) Administration. The Vice President - Executive Compensation and Benefits of Bell Atlantic Network Services, Inc. shall have the authority and responsibility to act as "Plan Administrator" (as that term is used in this Plan), including, without limitation, the authority and responsibility, with the advice of counsel, to distribute summary descriptions of the Plan, to enter into stock option agreements with optionees on behalf of the Company, to maintain records of options granted and outstanding, and to administer transactions in connection with the exercise of options by optionees. The Plan Administrator, with the advice of counsel, shall have the authority to cause any outstanding incentive stock options to be recharacterized as nonqualified stock options if and when so required in order to comply with the requirements of applicable law. Moreover, the Plan Administrator, with the advice of counsel, shall have the right to respond to and decide any claims or disputes under the Plan and to interpret the Plan, subject to the ultimate authority of the Committee to review any appeal from any such claim or interpretation. In the event of any such appeal, the action of the Committee shall be final and binding.

        (c) Grant of Options. The Committee shall determine the key employees of the Company and its subsidiaries to whom options may be granted under this Plan. The Committee shall also determine the time at which options shall be granted under the Plan, the number of shares for which these options shall be granted, the time at which these options may be exercised, and the conditions under which these options may be exercised. The Committee, in its sole discretion, shall prescribe the terms and conditions of each option granted under the Plan.

        (d) Liability. No member of the Committee may be held accountable for any action taken under this Plan in good faith.

        Section 3.  Eligibility.

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        (a) In General. Options may be granted to key employees of the Company or any of its subsidiaries as defined in section 424(f) of the Code ("Subsidiaries").

        (b) Directors. Options may not be granted to any director of the Company or its Subsidiaries unless the director is also a key employee of the Company or any of its Subsidiaries.

        (c) Ten-Percent Shareholders. Incentive stock options may not be granted under this Plan to shareholders of the Company or any of its Subsidiaries who own more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless the special requirements of sections 5(a) and 5(c) relating to ten-percent shareholders are met.

        (d) No Options for Committee. Options may not be granted under this Plan to members of the Committee.

        Section 4.  Stock.

        (a) Common Stock. Options may be granted under this Plan for shares of the $1.00 par value common stock of the Company (the "Stock"). In the discretion of the Treasurer of the Company, Stock distributed under this Plan may be authorized but unissued shares or treasury shares; it may also be outstanding shares acquired by the Company in the open market or elsewhere.

        (b) Aggregate Share Limitation. The aggregate number of shares of Stock (restated to take into account the stock splits of record on March 31, 1986 and April 10, 1990) which may be distributed upon the exercise of options under this Plan may not exceed 25 million shares, less the number of shares (restated to take account of such splits) distributed under the Bell Atlantic 1985 Performance Share Plan. The expiration or termination of an option will not reduce the number of shares which may be distributed under this Plan; but the exercise of a stock appreciation right and the cancellation of the related option shall reduce the number of shares which may be distributed under this Plan by the number of shares for which the canceled option was granted. For purposes of determining whether the aggregate share limitation of this paragraph has been exceeded, the total number of shares distributed under this Plan shall be reduced by the number of shares tendered by key employees in stock-for-stock option exercise transactions under this Plan which occur after January 1, 1991.

        (c) Individual Option Grant Limitation. In the absence of a Plan amendment approved by the shareowners of the Company, the aggregate number of options to purchase a class of stock of the Company which may be granted under this Plan to any individual in any single calendar year shall be a number not greater than one-half of one percent of the number of shares of that class of stock which are issued and outstanding as of the first day of that calendar year.

        (d) Reorganization of the Company. The limitation on the aggregate number of shares that may be distributed or granted under this Plan may be adjusted in accordance with section 8 of the Plan (relating to recapitalizations, etc., of the Company).

        Section 5. Terms and Conditions of Incentive Stock Options. Each incentive stock

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option granted under the Plan will be evidenced by a stock option agreement
("Agreement") between the Company and the individual to whom the option is granted ("Optionee"). Each incentive stock option granted under the Plan will comply with the following conditions:

        (a) Option Price. The option price of an incentive stock option will not be less than the fair market value of the Stock at the time an option is granted. However, in the case of an Optionee who owns more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the option price will not be less than one-hundred-ten percent of the fair market value of the Stock at the time the option is granted. The fair market value of the Stock shall be the mean between the highest and lowest selling prices of the Stock on the day an option is granted, as reported on the New York Stock Exchange Composite Tape. However, if there are no sales on the day an option is granted, the fair market value of the Stock shall be a weighted average of the means between the highest and lowest selling prices of the Stock on the nearest day before and the nearest day after the day the option is granted, as reported on the New York Stock Exchange Composite Tape; the average is to be weighted inversely by the respective number of trading days between the selling days and the day the option is granted.

        (b) Dollar Limitation. With respect to any incentive stock options granted on or after January 1, 1987, the aggregate fair market value (determined at the time the option is granted) of the Stock with respect to which any such incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000. For purposes of the dollar limitation under this Section 5(b), all incentive stock options which are granted on or after January 1, 1987 by the Company or any of its Subsidiaries, and which first become exercisable in the applicable year, shall be treated as granted under this Plan and shall be subject to the aggregate fair market value limit under this Section 5(b) for such year.

        (c) Ten-Year Limitation. No incentive stock option may be exercised more than ten years after it is granted. However, in the case of an Optionee who owns more than ten percent of the combined voting power of all classes of stock of the Company or any of its Subsidiaries, no incentive stock option may be exercised more than five years after it is granted. Each Agreement must contain this ten-year (or five-year) limitation. However, the Committee may grant options which may only be exercised during a period of less than ten (or five) years. In the case of any options which may only be exercised during a period of less than ten (or five) years, each Agreement must contain this shorter limitation.

        (d) Exercise of Options. The Committee will determine the time at which incentive stock options may be exercised and the conditions under which incentive stock options may be exercised. Any restrictions upon exercise of an option will be contained in the Agreement. Subject to these limitations, if any, options may be exercised in whole or in part. They may be exercised on any business day until they expire. However, no option may be exercised for fewer than ten shares (or such other minimum number as may be established by the Plan Administrator) unless fewer than ten shares (or such other number established by the Plan Administrator) are outstanding, and the option is exhausted upon its exercise. When an option is exercised, and before shares are transferred to an Optionee upon his exercise of the option, the option price must be paid in full. In the discretion of the Committee, the option price may be paid in cash, with Stock, or in any combination of cash and Stock. If the option price may be paid other than in cash, then the Agreement will specify the acceptable methods of payment. If the option price may be paid in Stock, the Optionee may not tender on or after January 1, 1991 any share of Stock which

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was acquired by the Optionee through exercise of an option less than six months prior to the date of exercise for which the Stock is being tendered. An Optionee will not have any of the rights of a shareholder by reason of an option until it is exercised. The Committee in its sole discretion may accelerate the time at which options may be exercised when it is in the best interests of the Company and its Subsidiaries to do so.

        (e) Seriatim Exercise. An incentive stock option granted prior to December 31, 1986 (a "Pre-1987 ISO") may not be exercised by an Optionee if there is an unexercised and unexpired incentive stock option granted to the Optionee at an earlier time under this Plan (or under another plan of the Company or any other company that was a Subsidiary when the incentive stock option was granted). Each Agreement with respect to a Pre-1987 ISO grant shall contain this restriction. This Section 5(e) shall not apply to any stock option granted on or after January 1, 1987.

        (f)  Termination of Employment.

             (i) In the case of any stock options for which the one-year waiting period has not expired, the remaining waiting period shall be waived, and a 90-day exercise period shall commence, on the day following the effective date of either (1) an Optionee's termination of employment under a company-initiated, voluntary or involuntary, force management or force reduction program or initiative, or (2) an Optionee's cessation of employment by Bell Atlantic or any Subsidiary as a direct consequence of the sale of the business unit or Subsidiary which then employs the Optionee; provided, however, that this paragraph will not apply to an Optionee whose employment is terminated for unsatisfactory performance, misconduct, or refusal to accept a reassignment that involves no relocation or downgrade. In case of a termination or cessation of employment as described in clause "(1)" or "(2)" of the prior sentence, any outstanding stock options which are exercisable on the date of such termination or cessation of employment shall remain exercisable until the earlier of (a) the 90th day following the date of such termination or cessation of employment, or
(b) the tenth anniversary of the date of grant. Nothing in this paragraph is intended to cause the post-employment exercise period to be shorter than may be provided for under any other applicable sections of this Plan, such as those relating either to retirement, death or termination of employment due to disability.

             (ii) Except as provided in paragraphs 5(j), 5(f)(i), 5(g) (relating to retirement of an Optionee), 5(h) (relating to death of an Optionee), and 5(i) (relating to disability of an Optionee), no incentive stock option may be exercised by an Optionee after termination of the employment relationship between the Optionee and the Company, or between the Optionee and a Subsidiary, as the case may be. In the case of an Optionee who is transferred to the Company, to a Subsidiary, or to Bell Communications Research, Inc. ("Bellcore"), or who commences an approved Bellcore rotational assignment, the termination of the employment relationship shall not be deemed to occur until the first date on which the Optionee is employed neither by the Company, a Subsidiary, nor Bellcore.

        (g) Retirement. Except as provided in paragraph 5(j) or this paragraph 5(g), in the case of an Optionee who either:

            (i) separates from service with a combination of age and years of service (as calculated for retirement-eligibility purposes) that equals or exceeds any of the following combinations:

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     Age equal to or greater than:    Service equal to or greater than:
     -----------------------------    ---------------------------------
     Any age                          30 years
     50                               25 years
     55                               20 years
     60                               15 years
     65                               10 years, or

            (ii) at the time of termination of employment satisfies such age and service criteria for retirement as the Committee may have established, in its discretion, on a case-by-case basis at the time of granting options to said Optionee, incentive stock options which are exercisable on the day of retirement may be exercised during the remaining option term, but not more than five years after the day of retirement. The Committee may, in its discretion, at the time of granting options to some or all key employees, establish a permissible exercise period following retirement which is shorter than the five-year period stated in the previous sentence.

        (h) Death. Except as provided in paragraph 5(j) or this paragraph 5(h), in the case of the death of an Optionee while employed by the Company or a Subsidiary, an incentive stock option may be exercised during the remaining option term, but not more than one year after the day of death, by the person entitled to exercise the option under the Optionee's will or under the laws of descent and distribution. The Committee may, in its discretion, at the time of granting options to some or all key employees, establish a permissible exercise period following death which is shorter than the one-year period stated in the previous sentence.

        (i) Disability. Except as provided in paragraph 5(j) or this paragraph 5(i), in the case of an Optionee who becomes disabled within the meaning of section 37(e)(3) of the Code while employed by the Company or a Subsidiary, incentive stock options which are exercisable on the day the disability occurs may be exercised during the remaining option term, but not more than five years after the day the disability occurs, and options which are not exercisable on the day the disability occurs may never be exercised. The Committee may, in its discretion, at the time of granting options to some or all key employees, establish a permissible exercise period following termination for disability which is shorter than the five-year period stated in the previous sentence.

        (j) Waiver of Limitations; Acceleration of Options. Upon an Optionee's termination of employment, retirement, death, or disability, the Committee in its sole discretion may waive the limitations on exercise of an incentive stock option contained in paragraphs 5(f) through 5(i) when it is in the best interests of the Company and its Subsidiaries to do so. Upon an Optionee's termination of employment, retirement, death, or disability, the Committee may also waive any requirements of paragraphs 5(d) and 5(l) that an incentive stock option may not be exercised within a certain time of its grant when it is in the best interests of the Company and its Subsidiaries to do so. However, the Committee may not extend the period during which an incentive stock option could otherwise be exercised.

        (k) Transferability of Option. Except as provided in this paragraph 5(k), no incentive stock option will be transferable. Upon the death of an Optionee, an incentive stock option may be transferred as provided in paragraph 5(h) (relating to death of an Optionee).

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Moreover, an Optionee may designate the person or persons who may exercise and benefit from the option after the Optionee's death. During an Optionee's lifetime, an incentive stock option may only be exercised by the Optionee. Each Agreement will contain these restrictions on transferability.

        (l) No Exercise within One Year of Grant. Except as provided in this section 5(l) or in section 8(b) or 6(b) of this Plan, no option granted under the Plan may be exercised within one year of its grant. The Committee may, in its discretion, waive this limitation in the case of any or all options granted to any or all Optionees when it is in the best interests of the Company and its Subsidiaries to do so.

  Section 6. Terms and Conditions of Nonqualified Options.

        (a) General Provisions. Each nonqualified stock option granted under the Plan will be evidenced by an Agreement between the Company and the Optionee. No Agreement evidencing a nonqualified stock option shall also evidence an incentive stock option. Each nonqualified option shall be subject to all the terms and conditions of this Plan with the exception of section 5(c) (relating to the ten-year limitation). No nonqualified stock option may be exercised more than ten years after it is granted, except in the case of an Optionee who becomes disabled within the meaning of section 37(e)(3) of the Code while employed by the Company or a Subsidiary, in which case the nonqualified stock option may be exercised not more than five years (or such shorter time limit as the Committee may, in its discretion, prescribe) after the day the disability occurs, without regard to the ten-year limitation. Each Agreement will contain this restriction.

        (b) Reload Options. Notwithstanding any other provision of this Plan, the Committee may provide for the automatic granting of nonqualified stock options ("reload options") to all or one or more classifications of key employees, as designated by the Committee, upon the exercise by any such designated key employees of options in transactions in which Stock is tendered to pay the option price. In such a case, the number of reload options which shall automatically be granted by the Company to a designated key employee shall be equal to the number of shares of Stock tendered by the designated key employee. The option price of each such reload option shall be equal to the fair market value of the Stock on the date on which the reload option is automatically granted, and such reload options shall expire on the same date as the options then being exercised would have expired in the absence of being exercised. Reload options shall be exercisable by the Optionee after the date on which they are granted, subsequent to any waiting period that the Plan Administrator with the advice of counsel determines is necessary or appropriate to conform with legal or accounting requirements. Except as provided in this section 6(b) to the contrary, the terms and conditions applicable to reload options shall be the same as those that apply to other nonqualified options as described in section 6(a).

   Section 7. Stock Appreciation Rights. Incentive stock options and nonqualified stock options granted under the Plan may, in the discretion of the Committee, be coupled with stock appreciation rights in the same number of shares of Stock for which the options are granted. Stock appreciation rights may be exercised at the same time, and under the same conditions, as the incentive stock options or nonqualified stock options to which they relate. Upon an Optionee's exercise of a stock appreciation right, the Optionee shall be entitled to a cash payment from the Company in an amount equal to the difference between the fair market value of one share of Stock on the day the stock appreciation right is exercised, as determined under section 5(a), and

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the option price of the related incentive stock option or nonqualified stock option, and the related incentive stock option or nonqualified stock option shall be canceled.

  Section 8.  Recapitalization of Company.

  (a) Adjustments in Stock. In a transaction to which section 424(a) of the Code applies, the share and option limitations of sections 4(b) and 4(c) may be adjusted and the Stock subject to option under section 4(a) may be changed. The Committee will determine the adjustments to be made in the case of reorganization, recapitalization, stock split, stock dividend, combination of shares, or any other change affecting the Stock. Adjustments in the shares subject to option under the Plan may be in the aggregate number of shares subject to option under the Plan; the number of shares for which any Optionee has options; the option price of any options; and the type of stock subject to option under the Plan.

  (b) Acceleration of Options. In connection with a transaction to which section 424(a) of the Code applies, the Committee may waive any requirements of sections 5(d) and 5(l) that an incentive stock option may not be exercised within a certain time of its grant. The Committee may waive these requirements in the case of any or all Optionees. It may waive these requirements with respect to any or all options granted to an Optionee. The Committee may take this action either before or after the transaction to which section 424(a) of the Code applies. If this action is taken by the Committee before the transaction occurs, the action must be contingent upon the transaction occurring.

   Section 9. Amendment and Termination. To the extent permitted by law, the Committee or the Company's Board of Directors ("Board") may amend or suspend, and the Board may terminate, this Plan. The Plan Administrator may make administrative modifications to the Plan to comply with changes in applicable law or to ensure effective and consistent administration of the Plan; provided, however, that the Plan Administrator shall not amend the Plan in any manner which alters the amount of the benefit provided under the Plan. Unless an Optionee consents to an amendment, suspension, or termination of the Plan which is adopted by the Board, the Committee or the Plan Administrator, no amendment, suspension, or termination of the Plan will adversely affect the rights of an Optionee with respect to any option granted to the Optionee. Moreover, without approval of the owners of a majority of the shares of the Stock voting either in person or by proxy at a duly convened meeting of the Company's shareowners, no amendment to the Plan may:

           (a) except as provided in section 8(a), increase the aggregate number of shares subject to option under section 4(b) of the Plan or the number of options which may be granted to an individual in a single calendar year under section 4(c) of the Plan;

           (b) except as provided in section 8(a), decrease the option price at which options may be granted under section 5(a) of the Plan;

           (c) extend the period during which any option may be exercised beyond the limits stated in Section 5(c); or

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           (d) extend the period during which options may be granted under section 10 of the Plan.

        The Vice President - Human Resources of the Company, with the advice of counsel, has the authority to amend the Plan or modify the administration of the Plan to the extent required to ensure that transactions under the Plan are exempt to the maximum extent possible from the short-swing profit provisions of
Section 16(b) of the Securities Exchange Act of 1934.

        Section 10. Effective Date. This Plan will be effective on the date it is adopted by the Board. However, this adoption will be conditioned upon approval of the Plan, within one year of its adoption, by owners of a majority of the shares of the Stock voting either in person or by proxy at a duly convened meeting of the Company's shareowners. All grants of incentive stock options, nonqualified stock options, and stock appreciation rights granted before shareowner approval of the Plan shall be conditioned on shareowner approval of the Plan .

        Section 11.  Miscellaneous Provisions.

        (a) No Right to Employment. No grant of an incentive stock option, nonqualified stock option, or stock appreciation right under this plan shall give an Optionee a right to continued employment by the Company or any Subsidiary or otherwise interfere with the Company's or any Subsidiary's right to discharge an Optionee, whether or not for cause.

        (b) Tax Withholding. When the Company has an obligation to withhold any federal, state, or local tax upon the exercise of an incentive stock option or a nonqualified stock option under the Plan, the Optionee may pay the Company the amount of the required withholding, in cash, at the time of exercising the option, in lieu of the Company withholding the amount through the sale of shares.

        (c) Governing Law. This Plan shall be construed and enforced in accordance with the laws of the State of Delaware (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

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